EXHIBIT 11

                              PLEDGE AGREEMENT

     Pledge Agreement (this "Pledge Agreement"), dated as of December 19, 2000, by and between Trefoil International III, SPRL, a Belgian corporation (the "Pledgor"), and Apilanlehti International III Netherlands B.V., a Netherlands corporation (the "Pledgee").

     WHEREAS, the Pledgor owns 61,378,260 Ordinary Shares (the "Shares") of Pacific Dunlop Limited, an Australian company (the "Company");

     WHEREAS, the Pledgor has entered into a Revolving Credit Agreement (the "Revolving Credit Agreement") with Pledgee, of even date herewith, pursuant to which Pledgee has agreed to loan to Pledgor up to an aggregate of AUD $150,000,000;

     WHEREAS, in connection with the Revolving Credit Agreement, Pledgor has executed a Promissory Note in favor of Pledgee, of even date herewith, in the principal amount of up to AUD $150,000,000 (together with the Revolving Credit Agreement, the "Loan Documents");

     WHEREAS, the proceeds from any Loans evidenced by the Loan Documents are being used in connection with Pledgor's financing of future acquisitions of Shares and the refinancing of Pledgor's acquisitions of Shares made prior to the date hereof (the "Acquisitions"); and

     WHEREAS, the parties hereto have agreed that the Pledgor's prompt and complete payment, observance and performance of all of its obligations under the Loan Documents shall be secured by a security interest in the Pledged Collateral (as defined in Section 2 hereof) pursuant to this Pledge Agreement;

     NOW, THEREFORE, in consideration of the premises and in order to induce the Pledgee to make the Loans evidenced by the Loan Documents, the parties agree as follows:

     Section 1. Definitions. Capitalized terms used in this Pledge Agreement shall have (unless otherwise provided elsewhere in this Pledge Agreement) the meanings set forth in the Loan Documents.

     Section 2. Pledge. As collateral security for the prompt payment, performance and observance by the Pledgor of all of its obligations under the Loan Documents, Pledgor hereby assigns, transfers, pledges and grants to the Pledgee a security interest in, the following (collectively, the "Pledged Collateral"): (a) all Shares owned by Pledgor as of the date hereof, and all Shares hereinafter acquired by Pledgor with proceeds from any Loans (the "Pledged Interest"); (b) all distributions, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of such Shares; (c) any Additional Pledged Collateral (as defined in Section 7 hereof); (d) the property and interests in property described in Section 4 hereof; and (e) all proceeds of any of the foregoing.

     Section 3. Security for Obligations. This Pledge Agreement shall secure, and the Pledged Collateral and the Additional Pledged Collateral shall be security for, the prompt payment in full when due, and performance of, all obligations of the Pledgor under the Loan Documents, including the costs of collection thereof, to the Pledgee or any assignee, indorsee or transferee of the Pledgee (the "Secured Obligations").

     Section 4. Pledged Collateral Adjustments. If, during the term of this Pledge Agreement: (a) any distribution, reclassification, readjustment or other change is declared or made in the capital structure of the Company; or (b) any warrants or any other rights or options shall be issued in connection with the Pledged Collateral, then all new, substituted and additional shares, warrants, rights, options, investment properties or other securities, issued by reason of any of the foregoing, shall constitute Pledged Collateral hereunder.

     Section 5. Representations and Warranties. The Pledgor represents and warrants to the Pledgee that:

          (a) As of the date hereof, the Pledgor beneficially owns the Shares free and clear of any claims, liens and security interests of any nature whatsoever, except for the lien created by this Pledge Agreement;

          (b) The Pledgor has the right and requisite authority to pledge, assign, transfer, deliver, deposit and set over the Pledged Collateral as provided herein, free and clear of any claims, liens and security interests of any nature whatsoever, except for the lien created by this Pledge Agreement;

          (c) The pledge, assignment and delivery of the Pledged Collateral pursuant to this Pledge Agreement will create a valid security interest; and

          (d) This Pledge Agreement has been duly executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and other laws affecting creditors' rights generally and to general equitable principles (whether considered in a proceeding in equity or at law).

     Section 6. Covenants. The Pledgor covenants and agrees that until the termination of this Pledge Agreement in accordance with Section 10 hereof:

          (a) Except as otherwise set forth herein, without the prior written consent of the Pledgee, it will not sell, assign, transfer, pledge or otherwise encumber any of its rights in or to the Pledged Collateral or Additional Pledged Collateral or grant a lien therein (other than the lien created by this Pledge Agreement). Pledgor shall have the right, however, at any time and from time to time, to sell any and all Shares owned by it provided that at least fifty percent (50%) of all proceeds after taxes from any such sales shall be used to repay the debt owed by Pledgor under the Loan Documents. In addition, at least fifty percent (50%) of all proceeds after taxes from any distributions paid or payable in cash in respect of the Pledged Collateral in connection with (1) a partial or total liquidation or dissolution, (2) a reduction of capital, capital surplus or paid-in-surplus, (3) a redemption of, or exchange for, any of the Pledged Collateral, or (4) a sale of all or any material part of the Company's assets shall be used to repay the debt owed by Pledgor under the Loan Documents;

          (b) The Pledgor will, at its expense, promptly execute, acknowledge and deliver all such instruments and take all such action as the Pledgee from time to time may reasonably request in order to ensure to the Pledgee the benefits of the liens in and to the Pledged Collateral and Additional Pledged Collateral intended to be created by this Pledge Agreement; and

          (c) The Pledgor has and will defend the title to the Pledged Collateral and Additional Pledged Collateral and the liens of the Pledgee thereon against the claim of any entity or person and will maintain and preserve such liens until this Pledge Agreement is terminated and the security interest created hereunder is released in accordance with Section 10 hereof.

     Section 7. Pledgor's Rights. (a) As long as no event of default in the prompt payment and performance of any of the Secured Obligations or the breach by the Pledgor of any of the terms or provisions of this Pledge Agreement (each, an "Event of Default") or event which but for the passage of time or giving of notice would constitute an Event of Default shall have occurred and be continuing the Pledgor shall be entitled, from time to time, (i) subject to Section 6 of the Revolving Credit Agreement, to collect and receive for its own use all ordinary cash distributions paid or payable in cash in respect of the Pledged Collateral pursuant to its terms, provided, however, that until actually paid all rights to such distributions shall remain subject to the lien created by this Pledge Agreement, and (ii) to vote and give consents with respect to the Pledged Interest or any part thereof for all purposes not inconsistent with the Loan Documents or this Pledge Agreement; and provided, however, that any and all of the following (all of which items constituting collectively the "Additional Pledged Collateral"): distributions and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, the Pledged Collateral shall be forthwith delivered to the Pledgee to be held as Additional Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Pledgee, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Pledgee as Additional Pledged Collateral in the same form as so received (with any endorsement, forms of assignment and other documents of transfer as the Pledgee may request) and, provided, however, that if an Event of Default shall have occurred and be continuing, the Pledgor shall cooperate with the Pledgee (including the giving of instructions to the Company) to cause all payments and distributions of such Additional Pledged Collateral to be delivered directly to the Pledgee.

          (b) The Pledgee hereby agrees to execute and deliver (or cause to be executed and delivered) to the Pledgor all such instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the rights which it is entitled to exercise pursuant to the provisions hereof, and to receive the distribution payments which it is authorized to receive and retain pursuant to the provisions hereof.

     Section 8.  Defaults and Remedies.
                 ---------------------

          (a) Upon any Event of Default by the Pledgor, the Pledgee, in addition to all rights of the Pledgee created under the Loan Documents, shall have and may exercise with respect to the Pledged Collateral and the New York Uniform Commercial Code, or otherwise at law or in equity including, without limiting the generality of the foregoing, (i) the right to take the Pledged Collateral and Additional Pledged Collateral (or portion thereof) for its own account as provided in clause (b) of this
Section 8 and (ii) the right to sell or assign the Pledged Collateral and the Additional Pledged Collateral, or any part thereof, at public or private sale in New York or elsewhere as Pledgee may determine in good faith to be commercially reasonable and at such prices as Pledgee may deem best and commercially reasonable. The parties agree that written notice mailed to the Pledgor not less than ten days prior to any public sale of the Pledged Collateral or any Additional Pledged Collateral or ten days prior to the date after which any private sale or other disposition of such Pledge Collateral or Additional Pledged Collateral will be made shall constitute reasonable notice (all other notices, demands or advertisements of any kind being hereby expressly waived), but notice given in any other reasonable manner or at any other reasonable time shall be sufficient. At any such sale, Pledgee shall have the right to purchase the Pledged Collateral, or any part thereof.

     To the extent Pledgee is restricted from making sales of Pledged Collateral and Additional Pledged Collateral without registration under the Securities Act of 1933, as amended (the "Securities Act"), the following shall govern:

               (i) at any such sale, Pledgee, at is discretion, may restrict the potential bidders or purchasers to institutional investors, and/or other persons who shall represent and warrant that they are acquiring the Pledged Collateral or Additional Pledged Collateral (to the extent such Additional Pledged Collateral constitutes securities) for their own account, for investment only and not with a view toward the resale or distribution thereof and which will make such further representations and warranties as Pledgee may, in its discretion, deem necessary or desirable to assure Pledgee that such prospective bidders or purchasers are, with respect to applicable federal and state securities laws and rules, suitable bidders and purchasers of such Pledged Collateral or Additional Pledged Collateral;

               (ii) the Pledgee may additionally decide to sell the Pledged Collateral or Additional Pledged Collateral in one or more private sales or in such other manner and subject to such restrictions and conditions as Pledgee, in its discretion, shall deem necessary in order for such sale to be exempt from the registration requirement of the Securities Act, and applicable state securities laws;

               (iii) Pledgor consents to any sales made in the manner above-described and agree that sales made as above-described shall be deemed to have been made in a commercially reasonable manner and Pledgor further agrees that the Pledgee shall have no obligation to delay sale of any of the Pledged Collateral or Additional Pledged Collateral for the period of time necessary to permit the offering and sale of such Collateral to be registered for public sale under the Securities Act, and applicable state securities laws, and no representation is made that any such registration is possible or will be made.

          (b) Upon any Event of Default by the Pledgor, the Pledgee shall have the right, in lieu of selling Pledged Collateral and Additional Pledged Collateral as provided in clause (a) of this Section 8, to take for its own account a portion of the Pledged Collateral and Additional Pledged Collateral with an Appraised Value (as hereinafter defined) equal to the amount of the Secured Obligations as to which the Pledgor shall be in default (the "Foreclosed Collateral") upon 10 days prior written notice (which notice shall state the Appraised Value ascribed thereto). In such event, Pledgee shall thereafter have all right, title and interest in and to such Foreclosed Collateral free of any liens, claims or encumbrances and the Pledgor's interest therein shall terminate, as if such Foreclosed Collateral had been sold to a third party in accordance with the procedures contemplated by clause (a) of this Section 8. "Appraised Value" shall mean the fair market value of such Pledged Collateral and Additional Pledged Collateral on the day prior to the date of the notice provided for herein as determined by a nationally recognized independent investment banking firm selected by the Pledgee.

          (c) Any cash held by or on behalf of the Pledgee as Pledged Collateral and Additional Pledged Collateral and all cash proceeds received by or on behalf of the Pledgee in respect of any sale of, liquidation of, or other realization upon or all or any part of the Pledged Collateral and Additional Pledged Collateral shall be applied by the Pledgee as follows:

               (i) First, to the payment of the costs and expenses of such sale or of enforcing Pledgee's rights under this Pledge Agreement or the Loan Documents, including reasonable expenses of the Pledgee's counsel, and all other of the expenses, liabilities and advances made or incurred by the Pledgee in connection therewith; and

               (ii) Next, to the payment of the Secured Obligations, all in accordance with the terms and provisions of the Loan Documents; and

               (iii) Finally, after payment in full of all of the Secured Obligations, to the Pledgor, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

     Section 9. Waiver. No delay on the part of the Pledgee in exercising any power of sale, lien, option or other right hereunder, and no notice or demand which may be given to or made upon the Pledgor by the Pledgee with respect to any power of sale, lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair the Pledgee's right to take any action or to exercise any power of sale, lien, option, or any other right hereunder, or prejudice the Pledgee's rights as against the Pledgor in any respect.

     Section 10. Termination. This Pledge Agreement shall remain in full force and effect until the Secured Obligations have been fully and indefeasibly paid and satisfied and no Event of Default shall have occurred and be continuing. Upon the termination of this Pledge Agreement as provided above (other than as a result of the sale of the Pledged
Collateral), the Pledgee will release the security interest created hereunder.

     Section 11. Miscellaneous. This Pledge Agreement shall be binding upon the Pledgor and its successors and assigns, and shall inure to the benefit of, and be enforceable by, the Pledgee and its successors and assigns, and none of the terms or provisions of this Pledge Agreement may be waived, altered, modified or amended except in writing duly signed by the Pledgee and the Pledgor.

     Section 12. Severability. If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Pledge Agreement which are valid.

     Section 13. Notices. All notices, requests, demands and other communications which are required or may be given under this Pledge Agreement shall be given in writing and shall be deemed sufficiently given when delivered by hand or by conformed facsimile transmission on the second business day after a writing is consigned (freight prepaid) to a commercial overnight courier, and on the fifth business day after a writing is deposited in the mail, postage and other charges prepaid, addressed as follows:

          To the Pledgor:

                 Trefoil International III, SPRL
                 Avenue de Cortenbergh 75
                 1000 Brussels, Belgium
                 Attention: Gregory S. Martin

          To the Pledgee:

                 Apilanlehti International III Netherlands B.V.
                 c/o Equity Trust Co. NV
                 Officia I, De Boelelaan 7
                 1083 HJ Amsterdam
                 The Netherlands
                 Attention: Stanley P. Gold

or to such other address as either party may, from time to time, designate by notice in writing to the other party.

     Section 14. Counterparts. This Pledge Agreement may be executed in any number of counterparts, which shall, collectively and separately, constitute one agreement.

     Section 15. Assignment. Pledgee shall have the full power, right and authority to assign its interests under the Loan Documents with or without the consent of Pledgor hereunder and upon such assignment such transferee shall have rights and benefits of the Pledgee under this Pledge Agreement.

     Section 16. Further Assurances. The Pledgor agrees that it will cooperate with the Pledgee and will execute and deliver, or cause to be executed and delivered, all such other powers, proxies, instruments and documents, and will take all such other action, including, without limitation, the filing of financing statements, as the Pledgee may reasonably request from time to time in order to carry out the provisions and purposes of this Pledge Agreement.

     Section 17. Governing Law. This Pledge Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to rules or principles respecting conflicts of laws.

     IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed as of the date first written above.


                                TREFOIL INTERNATIONAL III, SPRL


                                By: /s/ Gregory S. Martin
                                   -----------------------------------
                                   Name:  Gregory S. Martin
                                   Title: Director



                                APILANLEHTI INTERNATIONAL III
                                NETHERLANDS B.V.


                                By: /s/ Stanley P. Gold
                                   -----------------------------------
                                   Name:   Stanley P. Gold
                                   Title:  Director